Exhibit 99.1

A. M. CASTLE & CO.	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)

For Further Information:

—————AT THE COMPANY—————	—————AT ASHTON PARTNERS————
Scott F. Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email:kpyra@ashtonpartners.com

Traded: NYSE (CAS)

Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE

TUESDAY, MARCH 10, 2009

A. M. Castle & Co. Reports 2008 Year End and Fourth Quarter Results

FRANKLIN PARK, IL, MARCH 10th – A. M. Castle & Co. (NYSE: CAS), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the full year and fourth quarter ended December 31, 2008.

For the year, consolidated net sales were a record $1,501.0 million, an increase of $80.7 million or 5.7% over 2007. Net loss for the full year 2008 including the $58.9 million non-cash impairment charge for goodwill was $17.1 million or $0.76 per diluted share as compared to net earnings of $51.2 million, or $2.41 per diluted share in 2007. Excluding the impact of the non-cash charge for goodwill impairment, full year 2008 non-GAAP net income was $41.8 million or $1.84 per diluted share.

For the fourth quarter, consolidated net sales were $321.5 million, comparable to the $322.1 million in the fourth quarter of 2007. The Company reported a fourth quarter net loss of $53.6 million, which included a $58.9 million non-cash charge to reduce the carrying value of goodwill related to the Company’s Metals segment. Excluding the impact of the non-cash charge for goodwill impairment, fourth quarter 2008 non-GAAP net income was $5.2 million or $0.23 per

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diluted share. The Company earned $6.7 million or $0.29 per diluted share in the prior year quarter.

“Although the goodwill impairment charge had an impact on reported earnings for the quarter, the underlying performance of the business met our expectations in light of the overall weakening market conditions,” stated Michael Goldberg, President and CEO of A. M. Castle.

“In 2008, we made progress on our key initiatives that we believe are vital to the long-term growth and profitability of the Company. Our focus on continued global expansion through the acquisition of Metals UK Group and the opening of our Shanghai, China service center will enhance our geographic and end-market exposure. We believe the infrastructure enhancements made in 2008 including the roll-out of new ERP functionality in our domestic aerospace and plastic businesses, and continuing investments in upgraded processing equipment will facilitate a lean operating structure and position the Company well in the coming years,” added Goldberg.

For the fourth quarter 2008, sales in the Company’s Metals segment were $297.1 million, $3.2 million or 1.1% higher than last year. Excluding the Metals UK Group acquisition, Metals segment tons sold for the fourth quarter 2008 were 7.3% lower than the prior year period. The fourth quarter saw slowing demand and activity levels across most end markets. For the full year 2008, excluding the Metals UK Group acquisition, Metals segment sales of $1,323.2 million were $31.4 million or 2.4% higher than $1,291.8 million in 2007 on sales volume that was 2.1% higher than 2007. Sales volume growth in 2008 was driven by strength in plate and alloy bar products sold into energy, mining, and power generation markets. The Company experienced higher prices in 2008 for its carbon-related products; however, those price increases were somewhat mitigated by a changing sales mix that included lower sales levels on higher-priced aluminum, stainless, and nickel based products as compared to 2007.

In the Plastics segment, fourth quarter sales of $24.4 million were $3.6 million or 12.8% lower than the prior year, and full year 2008 sales of $116.2 million were slightly higher than 2007. In the Plastics segment, activity levels in the boat manufacturing market were particularly weak in the fourth quarter, but overall higher pricing levels and the relative strength in the transportation and life science markets contributed to a slight sales increase for the full year of 2008.

During the fourth quarter of 2008, the Company’s continued focus on working capital management, resulted in fourth quarter improvements that included lower inventories and lower debt levels. Compared to the end of the third quarter 2008, year-end inventory was reduced by $32 million and debt was reduced by $34 million from $151 million at September 30, 2008 to $117

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million at December 31, 2008. In addition to working capital reductions, the Company reduced its workforce by over 8% during the fourth quarter of 2008 in response to lower shipping levels.

            “While the uncertainty surrounding the economy and the financial markets makes it difficult to predict the outlook for 2009, we remain confident that our niche position in specialty products and services will differentiate us within the industry. Nevertheless, no industrial distributor is immune to the impact of the on-going global recession, and the decline in activity levels experienced at the end of 2008 has continued into early 2009. The current economic situation requires us to take a focused approach to improving our cost structure, as well as improving our balance sheet through further significant working capital and debt reductions. These operational initiatives and continuing our focus on penetrating strategic end markets will be our priorities for 2009,” Goldberg concluded.

On March 5, 2009 the Board of Directors declared a regular quarterly cash dividend of $0.06 per share of common stock. The dividend is payable April 2, 2009 to shareholders of record March 19, 2009.

Webcast Information

Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the three month and twelve month periods ended December 31, 2008. The call can be accessed via the Internet live or as a replay. Those who would like to listen to the call may access the webcast through http://www.amcastle.com.

An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call. A replay of the conference call will also be available for seven days by calling 303-590-3000 (international) or 800-405-2236 and citing code 11126922.

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-

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added industrial plastics. Together, Castle operates over 65 locations throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure

This press release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.

The Company believes that the use and presentation of EBITDA, which is defined by the company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. The Company recorded a non-cash goodwill impairment charge in the fourth quarter of 2008 relating to its Metals segment. This type of charge has not occurred frequently and the Company believes that excluding this charge will provide investors with a basis to compare the Company's core operating results in different periods without this variability.

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended

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(“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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